Exhibit 99.1

News Release

IPSCO Announces Cash Dividend

[Lisle, Illinois] [February 2, 2007] — IPSCO Inc. (NYSE/TSX:IPS) today announced that the Board of Directors of the Company declared a cash dividend on its common shares of $0.20 (Canadian) per share, payable March 30, 2007 to shareholders of record at the close of business on March 15, 2007.

IPSCO is a leading low cost producer of energy tubulars and steel plate in North America with an annual liquid steel making capacity of 4.3 million tons. The Company operates four steel mills, eleven pipe mills, nine product finishing facilities and nine scrap processing centers in 25 geographic locations across the United States and Canada. IPSCO’s pipe mills produce a wide range of seamless and welded energy tubular products including oil & gas well casing and tubing, line pipe, drill pipe, large diameter transmission pipe, standard pipe and hollow structurals. The Company also manufactures premium connections for oil and natural gas drilling and production under its ULTRA™ brand name. IPSCO trades as “IPS” on both the New York and Toronto Stock Exchanges. For more information about IPSCO, log on to www.ipsco.com.

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believes”, “expect”, “will”, “can” and other expressions that are predictions of or indicate future events, trends or prospects and which do not relate to historical matters identify forward-looking statements. Although IPSCO Inc. believes that the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include: weather conditions affecting the oil patch; drilling rig availability; demand for oil and gas; supply, demand and price for scrap metal and other raw materials; supply, demand and price for electricity and natural gas; demand and prices for products produced by the Company; general economic conditions; and changes in financial markets. These and other factors are outlined in IPSCO’s regulatory filings with the Securities and Exchange Commission and Canadian securities regulators, including those in IPSCO’s 2005 Form 10-K, particularly as discussed under the heading “Statement Regarding Forward Looking Information” and “Risk Factors Related To Our Industry”. The Company undertakes no obligation to publicly update or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise.

Company Contact:

Tom Filstrup, Director of Investor Relations

Tel. 630-810-4772

tfilstrup@ipsco.com

Release #07-05

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